EXHIBIT 23.2




                      [Drew Field,, P.L. LETTERHEAD]

December 18, 1997
Board of Directors
Success Development International, Inc.
9799 Old St. Augustine Road
Jacksonville, Florida 32257

Dear Directors:

      You have requested my opinion as to the legality of the securities being registered by Success Development International, Inc. (the Company) under the Securities Act of 1933, as amended (the Act), by filing a registration statement on Form SB-2, relating to the offering of up to 500,000 shares of its common stock a (the Shares) as described in the registration statement.

      In connection with your request for my opinion, you have provided me and I have reviewed the Company's Articles of Incorporation, as amended, bylaws, resolutions of the Board of Directors of the Company concerning the offering, the registration statement and such other corporate documents as I have considered necessary or appropriate for the purposes of this opinion.

      Upon the basis of such examination, it is my opinion that, when the registration statement shall have become effective under the Act, and when the payment of the consideration therefor, the Shares will, when sold, be legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion as an exhibit to the registration statement.

Very truly yours,

By
DREW FIELD

Item  12.


                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of reporting on Form 10-KSB and authorized this report to be signed on its behalf by the undersigned, in the City of Jacksonville State of Florida, on February 18, 1998.


                                SUCCESS DEVELOPMENT INTERNATIONAL, INC.
                                               (ISSUER)

                                By ________________________________________
                                   SHAWN M. CASEY, CHIEF EXECUTIVE OFFICER

                                By ____________________________________________
                                   RALPH E. VROMAN, JR, CHIEF FINANCIAL OFFICER